Exhibit 99.1

PRESS RELEASE

Liberty Global Completes Acquisition of Aster
The Fourth Largest Cable Operator in Poland

Englewood, Colorado - September 16, 2011: Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that, following regulatory approval, it has completed the previously announced agreement to acquire 100% of the equity of Aster Sp. z.o.o ("Aster") from funds managed by Mid Europa Partners LLP. Effective upon closing, Aster became part of the UPC Holding B.V. credit group.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband internet services to connect its customers to the world of entertainment, communications and information. As of June 30, 2011, Liberty Global operated state-of-the-art networks serving 18 million customers across 14 countries principally located in Europe, Chile and Australia. Liberty Global’s operations also include significant programming businesses such as Chellomedia in Europe.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Hanne Wolf	+1 303.220.6678
Molly Bruce	+1 303.220.4202	Bert Holtkamp	+31 20.778.9800